                                                                    Exhibit 10.6

                        SEPARATION AGREEMENT AND RELEASE

     This Separation Agreement and Release ("Agreement") is entered into on September 12, 2002 between Scott Halstead ("Employee") and eBenX ("Employer").

     WHEREAS, Employee is currently employed by Employer pursuant to an Executive Employment Agreement dated April 22, 1999 (the "Employment Agreement"); and,

     WHEREAS, Employee has tendered his resignation and Employer and Employee have agreed to the terms and conditions on which Employee's employment with Employer will end and the Employment Agreement will terminate, as provided herein; and

     WHEREAS, Employee and Employer now wish to resolve by agreement all outstanding issues, disputes, and claims between them;

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, it is agreed as follows:

     1.   Resignation of Employee.

          (a) Employer and Employee agree that Employee's resignation from employment by Employer will be effective October 5, 2002 and that the Employment Agreement will terminate on that date. Notwithstanding the foregoing, Articles 5.0 through 8.0 of the Employment Agreement shall remain in effect until such time as they terminate in accordance with their respective terms.

          (b) Commencing the date hereof, and through October 5, 2002, Employee shall provide only those services included in his duties which are specifically requested by Employer's President and CEO, or his designee.

     2.   Severance.

          (a) Employer shall pay to Employee the amount of $225,000 gross, subject to all legally applicable deductions and withholdings, representing Employee's salary over a 12 month period, payable in accordance with Employer's normal payroll schedule beginning within twenty days following Employer's receipt of a copy of this Agreement executed by Employee. Employer shall continue to pay or reimburse Employee's premiums for current levels of health insurance coverage during the 12 month period of salary continuation. Employee's COBRA eligibility period shall not commence until October 5, 2003, on which date he will be sent COBRA notification.

          (b) In addition, Employee will vest in 100% of all unvested stock option shares. Unexercised stock option shares will terminate within 90 days of Employee's termination.

          (c) All compensation under this Section 2 shall be deemed severance compensation and shall be in lieu of any compensation and other benefits otherwise due or payable upon termination of Employee's employment by Employer under the Employment Agreement or otherwise.

     3. Release. As essential inducement to Employer to enter into this Agreement, and as consideration for the foregoing promises of Employer, Employee agrees as follows:

          (a) Employee, on behalf of himself and his heirs, agents, successors and assigns, hereby fully and completely releases and forever discharges Employer, its predecessors, successors, assigns, subsidiaries, parent companies and affiliates and all officers, employees, and agents of those persons and companies from any and all claims demands, actions, liability, damages or rights of any kind, whether known or unknown, arising out of or resulting from any matter, fact or thing occurring prior to the date of this Agreement, relating to Employer's hiring of Employee, Employee's employment with Employer, the Employment Agreement and/or the cessation of Employee's employment with Employer, including, without limitation, claims arising under or based upon Minnesota Human Rights Law; Title VII of the Civil Rights Act, 42 U.S.C.ss.2000e, et seq.; the Americans with Disabilities Act, 42 U.S.C.ss.12101 et seq.; the Age Discrimination in Employment Act, 29 U.S.C.ss.621, et seq.; the Older Workers' Benefit Protection Act, 29 U.S.C.ss.626(f); the Employee Retirement and Income Security Act, 29 U.S.C.ss.1001 et seq.; or any other federal, state, or local laws, or any contract or tort claim whether legal or equitable, whether statutory or common law, arising from or relating to Employer's hiring of Employee, Employee's employment with Employer, the Employment Agreement and/or the cessation of Employee's employment with Employer.

          (b) Employee further agrees that Employee will not institute nor authorize any other party, either governmental or otherwise, to institute any administrative or legal proceedings against Employer, its predecessors, successors, assigns, subsidiaries, parent companies and affiliates and all officers, employees and agents of those persons and companies as a result of any claims or any kind or character which Employee might have against them arising from or related to any matter, fact or thing occurring prior to the date of this Agreement including, without limitation, Employee's employment with Employer, the Employment Agreement and/or the cessation of Employee's employment with Employer. However, nothing contained herein shall be construed to interfere with Employee's rights to file a charge with the Equal Employment Opportunity Commission, but this Agreement includes a release of Employee's right to file a court action or to seek individual remedies or damages in any Equal Employment Opportunity

     Commission-filed court action, and Employee's release of these rights shall apply with full force and effect to any proceeding arising from or relating to such a charge.


     4. Indemnification of Employee. As essential inducement to Employee to enter into this Agreement, and as consideration for the foregoing promises of Employee, Employer agrees to honor its indemnification obligations to Employee as fully set forth in Article IX of Employer's Bylaws, subject to all terms and conditions set forth in Minnesota Statutes Section 302A.521.

     5.   Rescission and Acceptance.

          (a) Employee has been informed of Employee's right to rescind this Agreement by informing Employer of Employee's intent to revoke this Agreement within fifteen (15) calendar days following Employee's execution of this Agreement. If a notice of rescission is delivered by mail, it must be: 1) postmarked within the 15-day period; 2) properly addressed to:
     Richard J. Hughes, eBenX, 605 North Highway 169, Suite LL, Minneapolis, MN 55441-6465; and 3) sent by certified mail return receipt requested. This Agreement shall not become effective or enforceable until this fifteen (15) day period has expired. No payments or benefits will be provided pursuant to this Agreement until at least sixteen (16) days after Employee has executed this Agreement.

          (b) Employee also has been informed that the terms of this Agreement shall be open for acceptance and execution by Employee for a period of fifteen (15) days during which time Employee may consider whether to accept this Agreement. Employee agrees that changes to this Agreement, whether material or immaterial, will not restart this acceptance period.

          (c) It is understood that, in the event a notice of rescission by Employee is timely delivered, pursuant to the terms of this Section, Employer may, at its discretion, either enforce the remaining provisions of this Agreement, or void the entire Agreement and require any payments made as of that date to Employee be immediately repaid by Employee to Employer.

     6. Confidentiality. Employee and the Employer represent that they will keep the terms of this Agreement strictly confidential except that Employee may tell his immediate family, and Employee and Employer may disclose this information to their respective legal counsel, and any financial or tax advisor and any other agent or employee who needs this information in order to fulfill their regular employment responsibilities. Those to whom such disclosure is made shall be advised to hold the information in the strictest confidence. Employer may disclose the terms of this Agreement and/or file a copy of this Agreement with governmental authorities if and to the extent advised to do so by legal counsel.

     7. Non-disparagement: Employee shall not, publicly or privately, disparage or otherwise make any derogatory statement (whether written or oral) in respect of Employer or any of its subsidiaries or affiliates, its employees, owners and affiliates, or the conduct of any of their respective business or professional activities, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency. Employer shall not, publicly or privately, disparage or otherwise make any derogatory statement (whether written or oral) in respect of Employee, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency. In the event that either party receives a court order or subpoena, then such party shall use his or its best efforts to consult with the other party prior to responding to any such order or subpoena.

     8. Entire Agreement. This Agreement is full and complete and represents the entire understanding and agreement between these parties with regard to all matters contained herein.

There are no other agreements, conditions, or representations, oral or written, express or implied, between these parties with regard to the subject matter herein. This Agreement can be amended only in writing, signed by both parties hereto.


     9. Review of Agreement. The parties have read, considered, and fully understand this Agreement, have had sufficient time to consider its terms, and execute it knowingly, freely, and voluntarily. Both parties have had opportunity to consult with their own independent attorneys or other advisors of their choice. This Agreement does not constitute, nor shall it be construed as, an admission of any obligation, wrongdoing, liability or fault of any kind on the part of either party hereto nor on the part of any of the entities referenced herein.

     10. Acknowledgment. The undersigned have each read this Agreement and understand all the terms fully and enter their signatures in order to signify their understanding and voluntary agreement with all the terms and conditions set forth herein.

Dated:                                       EMPLOYER

                                             EBENX, INC.


                                             By:
                                                 -----------------------------
                                                 Its:
                                                      ------------------------


Dated:
                                             ---------------------------------
                                             Employee